THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT
THIS THIRD AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of January 7, 2022 (the “Amendment Date”), by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 115 South Union Street, Suite 300, Alexandria, VA 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 to the Loan Agreement (as defined below) or otherwise a party thereto from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”), and PROCEPT BIOROBOTICS CORPORATION, a Delaware corporation with offices located at 900 Island Drive, Suite 210, Redwood City, California 94065 (“Borrower”).
WHEREAS, Collateral Agent, Borrower and Lenders have entered into that certain Loan and Security Agreement, dated as of September 25, 2019 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof; and
WHEREAS, Borrower, Lenders and Collateral Agent desire to amend certain provisions of the Loan Agreement as provided herein and subject to the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and Collateral Agent hereby agree as follows:
1.Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Loan Agreement.

2.Section 6.2(a)(i) of the Loan Agreement is hereby amended and restated as follows:

    (i)    as soon as available, but no later than forty-five (45) days after the last day of each quarter (or within five (5) days of filing with the SEC, if earlier), a company prepared consolidated balance sheet, income statement and cash flow statement covering the consolidated operations of Borrower and its Subsidiaries for such quarter certified by a Responsible Officer and in a form reasonably acceptable to Collateral Agent;

3.Section 6.2(a)(ii) of the Loan Agreement is hereby amended and restated as follows:

    (ii)    as soon as available, but no later than ninety five (95) days after the last day of Borrower’s fiscal year or within five (5) days of filing with the SEC, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements (other than any “going concern” solely in connection with the need to raise equity and negative profits) from an independent certified public accounting firm acceptable to Collateral Agent in its reasonable discretion; provided that certified public accounting firms of recognized national standing shall be acceptable to the Collateral Agent;

4.Section 6.2(b) of the Loan Agreement is hereby amended and restated as follows:

(b)    Concurrently with the delivery of the financial statements specified in Section 6.2(a)(i) above but no later than forty five (45) days after the last day of each quarter, deliver to each Lender, a duly completed Compliance Certificate signed by a Responsible Officer.

5.Section 7.1(e) of the Loan Agreement is hereby amended and restated as follows:

(e)    of cash and Cash Equivalents in connection with transactions not prohibited hereunder in the ordinary course of business and approved by Borrower’s Board of Directors (to the extent Board approval is required by Borrower’s policies or other organizational documents);

6.Section 8.13 of the Loan Agreement is hereby amended and restated as follows:

8.13    Delisting. The equity securities of Borrower are delisted from Nasdaq Global Market because of failure to comply with continued listing standards thereof or due to a voluntary delisting which results in such equity securities not being listed on any other nationally recognized stock exchange in the United States having listing standards at least as restrictive as Nasdaq Global Market.

7.Section 13.1 of the Loan Agreement is hereby amended by amending and restating the following definition therein as follows:

“Basic Rate” is with respect to any Term Loan, the per annum rate of interest (based on a year of three hundred sixty (360) days) equal to the greater of (a) Nine and Thirty Seven Hundredths percent (9.37%) and (b) the sum of (i) thirty (30) day U.S. LIBOR rate reported in The Wall Street Journal on the last Business Day of the month that immediately precedes the month in which the interest will accrue, plus (ii) Seven and Seventeen Hundredths percent (7.17%). Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a LIBOR Transition Event, Collateral Agent may amend this Agreement to replace the Basic Rate with a LIBOR Replacement Rate. Any such amendment with respect to a LIBOR Transition Event will become effective at 5:00 p.m. (Eastern Standard Time) on the third Business Day after Collateral Agent has notified Borrower of such amendment. Any determination, decision or election that may be made by Collateral Agent pursuant hereto will be conclusive and binding absent manifest error and may be made in Collateral Agent’s sole discretion and without consent from any other party. Notwithstanding the foregoing, the Basic Rate for the Term Loan for the period from the Effective Date through and including September 30, 2019 shall be Nine and Thirty Seven Hundredths percent (9.37%).

8.Section 13.1 of the Loan Agreement is hereby further amended by amending and restating the definition of Investment therein as follows:

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

9.Section 13.1 of the Loan Agreement is hereby further amended by amending and restating clause (i) of the definition of Permitted Indebtedness therein as follows:

(i)    Indebtedness in respect of letters of credit, bank guarantees and similar instruments issued for the account of the Borrower or any Subsidiary in the ordinary course of business supporting obligations under (A) workers’ compensation, unemployment insurance and other social security laws and (B) bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and obligations of a like nature; provided the aggregate amount of Indebtedness under this clause (i) may not exceed Four Million Dollars ($4,000,000.00) at any given time;

10.Section 13.1 of the Loan Agreement is hereby further amended by amending and restating clause (m) of the definition of Permitted Liens therein as follows:

(m)    Liens or deposits to secure the performance of leases incurred in the ordinary course of business and not representing an obligation for borrowed money and Liens to secure tenant improvements, provided the lessor thereof has executed a landlord consent in favor of, and in form and content reasonably acceptable to, Collateral Agent; provided, however, the sum of the aggregate amount of the Indebtedness secured by such Liens and the aggregate amount of such deposits at any given time may not exceed Four Million Dollars ($4,000,000.00);

11.Section 13.1 of the Loan Agreement is hereby further amended by adding the following definitions thereto in alphabetical order:

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“LIBOR Replacement Rate” means the sum of: (a) the alternate benchmark rate (which may include SOFR) that has been selected by Collateral Agent in consultation with Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBOR rate for U.S. dollar-denominated syndicated credit facilities and (b) the LIBOR Replacement Spread; provided that, if the LIBOR Replacement Rate as so determined would be less than zero, the LIBOR Replacement Rate will be deemed to be zero for the purposes of this Agreement.
“LIBOR Replacement Spread” means, with respect to any replacement of the Basic Rate, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Collateral Agent in consultation with Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR rate by the Relevant Governmental

Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR rate for U.S. dollar-denominated syndicated credit facilities at such time.
“LIBOR Transition Event” means the occurrence of one or more of the following events with respect to the LIBOR rate:
(1)    a public statement or publication of information by or on behalf of the administrator of the LIBOR rate announcing that such administrator has ceased or will cease to provide the LIBOR rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR rate;
(2)   a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBOR rate, a resolution authority with jurisdiction over the administrator for the LIBOR rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBOR rate, which states that the administrator of the LIBOR rate has ceased or will cease to provide the LIBOR rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR rate; or
(3)   a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR rate announcing that the LIBOR rate is no longer representative.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

12.Exhibit C to the Loan Agreement is hereby amended and restated as set forth on Exhibit A hereto.

13.Limitation of Amendment.

a.The amendments set forth above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.

b.This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect.

14.To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

a.Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing;

b.Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

c.The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by or on behalf of the Borrower to the Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

d.The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not contravene (i)

any material law or regulation binding on or affecting Borrower, (ii) any material contractual restriction with a Person binding on Borrower, (iii) any material order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;

e.The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

f.This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

15.Except as expressly set forth herein, the Loan Agreement shall continue in full force and effect without alteration or amendment.

16.The Borrower hereby remises, releases, acquits, satisfies and forever discharges the Lenders and Collateral Agent, their agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Lenders and Collateral Agent (“Releasees”), of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against the Releasees, for, upon or by reason of any matter, cause or thing whatsoever relating to or arising out of the Loan Agreement or the other Loan Documents on or prior to the date hereof and through the date hereof. Without limiting the generality of the foregoing, the Borrower waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have as of the date hereof, including the rights to contest: (a) the right of Collateral Agent and each Lender to exercise its rights and remedies described in the Loan Documents; (b) any provision of this Amendment or the Loan Documents; or (c) any conduct of the Lenders or other Releasees relating to or arising out of the Loan Agreement or the other Loan Documents on or prior to the date hereof.

17.This Amendment shall be deemed effective as of the Amendment Date upon (a) the due execution and delivery to Collateral Agent of this Amendment by each party hereto, and (b) Borrower’s payment of all Lenders’ Expenses incurred through the date hereof, which may be debited (or ACH’d) from the Designated Deposit Account in accordance with Section 2.3(d) of the Loan Agreement.

18.This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

19.This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to the Loan Agreement to be executed as of the date first set forth above.

BORROWER:

PROCEPT BIOROBOTICS CORPORATION

By /s/ Kevin Waters
Name: Kevin Waters
Title: EVP, Chief Financial Officer

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By /s/ Colette H. Featherly
Name: Colette H. Featherly
Title: Senior Vice President

EXHIBIT A
EXHIBIT C

Compliance Certificate

TO:	OXFORD FINANCE LLC, as Collateral Agent and Lender
FROM:	PROCEPT BIOROBOTICS CORPORATION
The undersigned authorized officer (“Officer”) of PROCEPT BIOROBOTICS CORPORATION, a Delaware corporation (“Borrower”), hereby certifies, solely in the undersigned’s capacity as an officer of the company and not in the undersigned’s individual capacity, that in accordance with the terms and conditions of the Loan and Security Agreement by and among Borrower, Collateral Agent, and the Lenders from time to time party thereto (the “Loan Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement),
(a)    Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below;
(b)    There are no Events of Default, except as noted below;
(c)    Except as noted below, all representations and warranties of Borrower stated in the Loan Documents are true and correct in all material respects on this date and for the period described in (a), above; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.
(d)    Borrower, and each of Borrower’s Subsidiaries, has timely filed all required tax returns and reports, Borrower, and each of Borrower’s Subsidiaries, has timely paid all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower, or Subsidiary, except as otherwise permitted pursuant to the terms of Section 5.8 of the Loan Agreement;
(e)    No Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Collateral Agent and the Lenders.
Attached are the required documents, if any, supporting our certification(s). The Officer, on behalf of Borrower, further certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of unaudited financial statements, for the absence of footnotes and subject to year-end audit adjustments as to the interim financial statements.
Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column.

	Reporting Covenant	Requirement	Actual	Complies
1)	Financial statements	Quarterly within 45 days		Yes	No	N/A
2)	Annual (CPA Audited) statements	Within 90 days after FYE		Yes	No	N/A
3)	Annual Financial Projections/Budget (prepared on a monthly basis)	Annually (within 30 days of FYE), and when revised		Yes	No	N/A
4)	A/R & A/P agings	If applicable		Yes	No	N/A
5)	10-K and 10-Q Filings	If applicable, within 5 days of filing		Yes	No	N/A
6)	Compliance Certificate	Quarterly within 45 days		Yes	No	N/A
7)	IP Report	When required		Yes	No	N/A
8)	Total amount of Borrower’s cash and cash equivalents at the last day of the measurement period		$________	Yes	No	N/A
9)	Total amount of Borrower’s Subsidiaries’ cash and cash equivalents at the last day of the measurement period		$________	Yes	No	N/A
Deposit and Securities Accounts
(Please list all accounts; attach separate sheet if additional space needed)

	Institution Name	Account Number	New Account?		Account Control Agreement in place?
1)			Yes	No	Yes	No
2)			Yes	No	Yes	No
3)			Yes	No	Yes	No
4)			Yes	No	Yes	No

Financial Covenants (after funding of Term C Loan)

	Covenant	Requirement	Actual	Compliance
1)	Minimum Revenues (trailing six months)	At least 70% of Approved Forecast: $_______	$_________	Yes	No

Other Matters

1)	Have there been any changes in management since the last Compliance Certificate?	Yes	No

2)	Have there been any transfers/sales/disposals/retirement of Collateral or IP prohibited by the Loan Agreement?	Yes	No

3)	Have there been any new or pending claims or causes of action against Borrower that involve more than Five Hundred Thousand Dollars ($500,000.00)?	Yes	No

4)	Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.	Yes	No

Exceptions

Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.” Attach separate sheet if additional space needed.)

PROCEPT BIOROBOTICS CORPORATION

By
Name:
Title:

Date:

LENDER USE ONLY

Received by:	Date:

Verified by:	Date:

Compliance Status: Yes No